Exhibit 99.1

PHILLIPS-VAN HEUSEN CORPORATION

200 MADISON AVENUE

NEW YORK, N.Y. 10016

FOR IMMEDIATE RELEASE:

March 20, 2006

Contact:

Michael Shaffer

Executive Vice President and Chief Financial Officer

(212) 381-3523

www.pvh.com

PHILLIPS-VAN HEUSEN CORPORATION REPORTS 2005

FOURTH QUARTER AND FULL YEAR RESULTS

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EXCEEDS FOURTH QUARTER AND FULL YEAR EPS GUIDANCE BY $0.04

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INCREASES 2006 EPS GUIDANCE

Phillips-Van Heusen Corporation reported 2005 fourth quarter net income of $22.9 million, or $0.41 per share, which was $0.04 ahead of its previous earnings guidance.  The 2005 fourth quarter net income per share improved 46% over 2004's fourth quarter non-GAAP net income per share of $0.28, which excluded a one time tax benefit associated with the recognition of state net operating loss carryforwards and certain restructuring items.  2004 fourth quarter net income was $17.3 million, or $0.33 per share.

For the full year, 2005 net income was $111.7 million, or $1.85 per share, which compares with 2004 net income of $58.6 million, or $1.14 per share.  Excluding the costs associated with the secondary common stock offering completed in the second quarter of 2005, non-GAAP net income per share for 2005 was $2.03, which was a 48% improvement over 2004's non-GAAP net income per share of $1.37, excluding the one time tax benefit and restructuring items.

Total revenues in the fourth quarter increased 11% to $460.1 million from $413.8 million in the prior year.  All of the Company's divisions registered revenue increases, particularly the Company's dress shirt and sportswear businesses.  Dress shirt growth was driven in large part by the Geoffrey Beene and Calvin Klein brands.  Sportswear growth was driven by a significant increase in Calvin Klein men's better sportswear in its first full year of operation and increases in the IZOD, Arrow and Van Heusen brands.  Further contributing to the overall revenue increase was a 9% growth in Calvin Klein Licensing segment revenues and the continued rollout of a limited number of Calvin Klein outlet stores in premium outlet malls.  For the full year, total revenues were $1.91 billion, an increase of 16% over the prior year amount of $1.64 billion.

Fourth quarter net income improved 33% over the prior year period due to strong earnings growth in both of the Company's operating segments.  The Apparel and Related Products segment operating earnings increased 45% due principally to strong revenue growth and gross margin improvement attributable to more full-priced selling and lower product costs.  The Calvin Klein Licensing segment recorded a 21% increase in operating earnings over the prior year due, in part, to continued growth from existing and new licensees.

From a balance sheet perspective, the Company ended the year with $267.4 million in cash and reduced its overall net debt by $143.2 million compared with the prior year.  The Company's higher cash balance during 2005 also contributed to a 26% decrease in 2005's fourth quarter net interest expense compared with the prior year.  The year end receivables increase was significantly lower than the fourth quarter sales increase due to both quicker collections and the timing of sales.  Inventories ended the year on plan and are in line with the Company's sales growth projections for the first quarter of 2006.

Commenting on these results, Emanuel Chirico, Chief Executive Officer, noted, “2005 was a very strong year which ended with very positive results.  The fourth quarter exceeded our previous guidance by $0.04 per share, and our full year results were 48% ahead of our full year 2004 earnings of $1.37.”

Mr. Chirico continued, “Our Calvin Klein licensing business continues to be a key growth engine for our Company.  Growth in licensing revenues in 2005 was fueled by initiatives to expand the breadth and reach of Calvin Klein product offerings.  Approximately 25% of such growth stemmed from new licenses, which are in the early stages of development, with the remaining 75% attributable to  existing licenses.  Our core dress shirt brands, together with our new introductions, Chaps and Donald J. Trump Signature Collection, exceeded expectations and contributed to the strong performance of our Apparel segment in 2005.  Our sportswear business also grew earnings significantly over 2004 levels, led by our Calvin Klein men’s better sportswear collection, launched in 2004, and our IZOD, Arrow and Van Heusen brands.”

Mr. Chirico concluded, “We continue to focus on maximizing the growth opportunities for Calvin Klein and our existing wholesale businesses.  The  strong momentum of 2005 is continuing into the first quarter of 2006.  Overall, we are very pleased with the direction of our business and we believe the strategies we have implemented will enable us to achieve our long-term earnings growth targets in 2006 and beyond.”

2006 Earnings Guidance

The Company's 2005 non-GAAP earnings per share of $2.03, exclusive of the costs of the secondary common stock offering, does not include the impact of expensing stock options.  If stock options were expensed in 2005, the impact would have been $0.15 per share under the provisions of SFAS 123, resulting in adjusted earnings per share of $1.88.

The Company currently believes that 2006 earnings per share will increase 15% to 18% over the prior year’s adjusted earnings per share above of $1.88 to be in a range of $2.16 to $2.22, on a non-GAAP basis, which excludes (a) the estimated one time pre-tax gain of $30 million associated with the sale by the Company's Calvin Klein, Inc. subsidiary of its minority interests in certain entities that operated various Calvin Klein jeans and sportswear businesses in Europe and Asia; (b) estimated costs resulting from the departure of Mark Weber, the Company's former Chief Executive Officer; and (c) estimated restructuring costs of closing the Company's apparel manufacturing facility in Ozark, Alabama.  Including the one time gain and departure and  restructuring costs, 2006 earnings per share is projected to be $2.27 to $2.33.  (Please see reconciliation of GAAP to non-GAAP 2006 earnings per share estimates.) The Company expects revenues to be $1.96 billion to $1.98 billion, which represents an increase of 3% to 4% over 2005.  The 2006 projected revenue increase contemplates the retail industry consolidations and the related announced store closures expected during 2006.

The Company's full year 2006 earnings per share estimates shown above include the impact of expensing stock options as required under the provisions of SFAS 123R, which the Company currently estimates will be approximately $0.10 to $0.11 per share.

From a quarterly earnings perspective, the seasonality of the Company's earnings will be impacted by a planned increase in advertising and marketing expenses in the second half of the year.  The Company is projecting 2006 first quarter revenues of $495 million to $500 million, or an increase of 5% to 6% over 2005 levels.  Excluding the one time gain and departure and restructuring costs, 2006 first quarter non-GAAP earnings per share is projected to be $0.59 to $0.60, which is significantly higher than 2005's first quarter adjusted earnings per share of $0.42 if stock options had been expensed ($0.04 per share effect) under the provisions of SFAS 123.  Including the one time gain and departure and restructuring costs, 2006 first quarter earnings per share is projected to be $0.70 to $0.71.  (Please see reconciliation of GAAP to non-GAAP 2006 earnings per share estimates.)

The Company webcasts its conference calls to review its earnings releases.  The Company's conference call to review its year end earnings release is scheduled for Tuesday, March 21, 2006 at 11:00 a.m. EST.  Please log on either to our web site at www.pvh.com and go to the News Releases page or to www.companyboardroom.com to listen to the live webcast of the conference call.  The webcast will be available for replay for one year after it is held, commencing approximately two hours after the live broadcast ends.  Please log on to www.pvh.com or www.companyboardroom.com as described above to listen to the replay.  In addition, an audio replay of the conference call is available for 48 hours starting one hour after it is held.  The replay of the conference call can be accessed by calling 1-888-203-1112 and using passcode #9414132.  The conference call and webcast consist of copyrighted material.  They may not be re-recorded, reproduced, retransmitted, rebroadcast or otherwise used without the Company's express written permission.  Your participation represents your consent to these terms and conditions, which are governed by New York law.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release and made during the conference call / webcast, including, without limitation, statements relating to the Company's future revenues and earnings, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the levels of sales of the Company's apparel and footwear products, both to its wholesale customers and in its retail stores, and the levels of sales of the Company's licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company's licensors and other factors;  (iii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth and inventory, including the Company's ability to realize revenue growth from developing and growing Calvin Klein; (iv) the Company's operations and results could be affected by quota restrictions and the imposition of safeguards (which, among other things, could limit the Company's ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials (particularly petroleum-based synthetic fabrics, which are currently in high demand), the Company's ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company's products can best be produced), and civil conflict, war or terrorist acts, the threat of any of the foregoing or political and labor instability in the United States or any of the countries where the Company's products are or are planned to be produced; (v) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas; (vi) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity into the Company with no substantial adverse affect on the acquired entity's or the Company's existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (vii) the failure of the Company's licensees to market successfully licensed products or to preserve the value of the Company's brands, or their misuse of the Company's brands and (viii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

This press release includes, and the conference call/webcast will include, certain non-GAAP financial measures, as defined under SEC rules.  A reconciliation of these measures is included in the financial information later in this release, as well as in the Company's Current Report on Form 8-K furnished to the SEC in connection with this earnings release, which is available on the Company's website at www.pvh.com.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events or otherwise.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)

		Quarter Ended
		1/30/05
			Adjustments	Results
			for	Excluding
	Quarter	Results	Restructuring	Restructuring
	Ended	Under	and Other	and Other
	1/29/06	GAAP	Items(1)	Items(1)

Net sales	$404,803	$364,868		$364,868
Royalty and other revenues	55,286	48,942		48,942
Total revenues	$460,089	$413,810		$413,810

Gross profit on net sales	$166,973	$148,848		$148,848
Gross profit on royalty and other revenues	55,286	48,942		48,942
Total gross profit	222,259	197,790		197,790

Selling, general and administrative expenses	179,772	166,229	$ 674	166,903

Earnings before interest and taxes	42,487	31,561	(674)	30,887

Interest expense, net	6,022	8,114		8,114

Pre-tax income	36,465	23,447	(674)	22,773

Income tax expense	13,546	6,156	1,815	7,971

Net income	22,919	17,291	(2,489)	14,802

Preferred stock dividends on convertible stock	3,230	5,281		5,281

Net income available to common stockholders	$ 19,689	$ 12,010	$(2,489)	$ 9,521

Diluted net income per common share(2)	$ 0.41	$ 0.33		$ 0.28

(1) Consisted of (a) a one time tax benefit associated with the recognition of state net operating loss carryforwards and (b) an adjustment to the costs associated with exiting the wholesale footwear business and relocating the Company's retail footwear operations.

(2) Please see the Notes to Consolidated Income Statements for a reconciliation of diluted net income per common share.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)

	Year Ended				Year Ended
	1/29/06				1/30/05
		Adjustments		Results		Adjustments	Results
		for		Excluding		for	Excluding
	Results	Inducement		Inducement	Results	Restructuring	Restructuring
	Under	and Offering		and Offering	Under	and Other	and Other
	GAAP	Costs(1)		Costs(1)	GAAP	Items(2)	Items(2)

Net sales		$1,697,254		$1,697,254	$1,460,235		$1,460,235
Royalty and other revenues		211,594		211,594	181,193		181,193
Total revenues		$1,908,848		$1,908,848	$1,641,428		$1,641,428

Gross profit on net sales		$ 679,461		$ 679,461	$ 569,798		$ 569,798
Gross profit on royalty and
other revenues		211,594		211,594	181,193		181,193
Total gross profit		891,055		891,055	750,991		750,991

Selling, general and
administrative expenses		684,209		684,209	621,112	$(12,421)	608,691

Earnings before interest and
taxes		206,846		206,846	129,879	12,421	142,300

Interest expense, net		28,577		28,577	42,857	(9,374)	33,483

Pre-tax income		178,269		178,269	87,022	21,795	108,817

Income tax expense		66,581		66,581	28,407	9,679	38,086

Net income		111,688		111,688	58,615	12,116	70,731

Preferred stock dividends
on convertible stock		12,918		12,918	21,122		21,122

Preferred stock dividends
on converted stock		2,051		2,051

Inducement payment and
offering costs		14,205	$(14,205)

Net income available to
common stockholders		$ 82,514	$ 14,205	$ 96,719	$ 37,493	$ 12,116	$ 49,609

Diluted net income per
common share(3)		$ 1.85		$ 2.03	$ 1.14		$ 1.37

(1) The inducement and offering costs for the year ended January 29, 2006 related to the voluntary conversion of a portion of the Company's Series B convertible preferred stock by certain holders of such stock into 7,344 shares of common stock and the subsequent sale of 7,344 common shares by the holders.  The inducement and offering costs included (a) an inducement payment of $1.75 per share of common stock sold in the secondary common stock offering, or an aggregate of $12.9 million; and (b) certain costs, totalling $1.3 million, incurred by the Company in connection with the secondary common stock offering to sell 7,344 shares of common stock.  The inducement payment was based on the net present value of the dividends that the Company would have been obligated to pay the holders of the Series B convertible preferred stock through the earliest date on which it is estimated that the Company would have the right to convert the Series B convertible preferred stock, net of the net present value of the dividends payable on the shares of common stock into which the Series B convertible preferred stock was convertible over the same period.

(2) Consisted of (a) exiting the wholesale footwear business and relocating the Company's retail footwear operations; (b) closing underperforming retail outlet stores; (c) debt extinguishment costs associated with the Company's debt refinancing in February 2004 and (d) a one time tax benefit associated with the recognition of state net operating loss carryforwards.

(3) Please see the Notes to Consolidated Income Statements for a reconciliation of diluted net income per common share.

Notes to Consolidated Income Statements:

1.

The Company believes presenting its results excluding the inducement and offering costs for the year ended January 29, 2006 and restructuring and other items for the quarter and year ended January 30, 2005 provides useful information to investors because many investors make decisions based on the ongoing operations of an enterprise.  The Company believes that investors often look at ongoing operations as a measure of assessing performance and as a basis for comparing past results against future results. Thus, the Company believes that the inducement and offering costs and restructuring and other items do not represent normal operating items and, as such, has provided a reconciliation to present its ongoing results of operations excluding these costs and items.  The Company uses its results excluding the inducement and offering costs and restructuring and other items to discuss its business with investment institutions, the Company’s Board of Directors and others.  Such results are also the basis for certain incentive compensation calculations.

2.

The Company computed its quarterly diluted net income per common share as follows:

(in thousands, except per share data)

		Quarter Ended
		1/30/05
			Results
			Excluding
	Quarter	Results	Restructuring
	Ended	Under	and Other
	1/29/06	GAAP	Items

Net income	$22,919	$17,291	$14,802

Weighted average common shares outstanding	42,656	31,801	31,801
Impact of dilutive stock options and warrants	1,543	2,185	2,185
Impact of assumed convertible preferred
stock conversion	11,566	18,910	18,910
Total shares	55,765	52,896	52,896

Diluted net income per common share	$ 0.41	$ 0.33	$ 0.28

3.

The Company computed its full year diluted net income per common share as follows:

(in thousands, except per share data)

	Year Ended			Year Ended
	1/29/06			1/30/05
		Adjustments	Results		Results
		for	Excluding		Excluding
	Results	Inducement	Inducement	Results	Restructuring
	Under	and Offering	and	Under	and Other
	GAAP	Costs(1)	Offering Costs	GAAP	Items

Net income	$111,688		$111,688	$58,615	$70,731

Less:
Preferred stock dividends on
converted stock	2,051	$ (2,051)(2)
Inducement payment and offering costs	14,205	(14,205)(3)

Net income available to common
stockholders for diluted net income
per common share	$ 95,432	$ 16,256	$111,688	$58,615	$70,731

Weighted average common shares
outstanding	38,297		38,297	31,117	31,117
Impact of dilutive stock options and
warrants	1,832		1,832	1,610	1,610
Impact of assumed convertible preferred
stock conversion	11,566		11,566	18,910	18,910
Impact of converted preferred stock		3,347(4)	3,347
Total shares	51,695	3,347	55,042	51,637	51,637

Diluted net income per common share	$ 1.85		$ 2.03	$ 1.14	$ 1.37

(1) Adjustments are to present the Company's diluted EPS computation as if the inducement payment and offering costs had not been incurred.  Eliminating such costs requires an EPS recalculation when applying the if-converted method of calculating diluted net income per common share.

(2) Elimination of dividends on converted preferred stock due to eliminating the inducement payment and offering costs.

(3) Elimination of inducement payment and offering costs associated with converted preferred shares.

(4) Additional shares which would have been included in the EPS computation under the if-converted method if the inducement payment and offering costs had not been incurred.

4. EBITDA is a "non-GAAP financial measure" which represents net income before net interest expense, income taxes, depreciation and amortization. EBITDA is provided because the Company believes it is an important measure of liquidity.  The Company uses EBITDA in connection with certain covenants relating to the Company’s outstanding debt.  EBITDA should not be construed as an alternative to net income as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with generally accepted accounting principles.  The Company may calculate EBITDA differently than other companies. Net income is reconciled to EBITDA as follows:

		Quarter Ended
		1/30/05
				Results
			Adjustments for	Excluding
	Quarter	Results	Restructuring	Restructuring
	Ended	Under	and Other	and Other
	1/29/06	GAAP	Items	Items
($000)
Net income	$22,919	$17,291	$(2,489)	$14,802
Plus:
Income tax expense	13,546	6,156	1,815	7,971
Interest expense, net	6,022	8,114		8,114
Depreciation and amortization	9,487	11,377		11,377
EBITDA	$51,974	$42,938	$ (674)	$42,264

		Year Ended
		1/30/05
				Results
			Adjustments for	Excluding
	Year	Results	Restructuring	Restructuring
	Ended	Under	and Other	and Other
	1/29/06	GAAP	Items	Items
($000)
Net income	$111,688	$ 58,615	$12,116	$ 70,731
Plus:
Income tax expense	66,581	28,407	9,679	38,086
Interest expense, net	28,577	42,857	(9,374)	33,483
Depreciation and amortization	35,481	32,022		32,022
EBITDA	$242,327	$161,901	$12,421	$174,322

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Balance Sheets

(In thousands)

	January 29,	January 30,
	2006	2005
ASSETS
Current Assets:
Cash and Cash Equivalents	$ 267,357	$ 124,114
Receivables	96,757	93,447
Inventories	257,719	242,885
Other, including deferred taxes of $23,435 and $13,666	41,815	32,918
Total Current Assets	663,648	493,364
Property, Plant and Equipment	158,492	154,630
Goodwill and Other Intangible Assets	899,385	873,770
Other	25,914	27,818
	$1,747,439	$1,549,582

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable and Accrued Expenses	$ 224,616	$ 208,493
Other Liabilities, including deferred taxes of $232,484
and $187,199	350,710	312,805
Long-Term Debt	399,525	399,512
Series B Convertible Redeemable Preferred Stock	161,926	264,746
Stockholders’ Equity	610,662	364,026
	$1,747,439	$1,549,582

PHILLIPS-VAN HEUSEN CORPORATION

Segment Data

(In thousands)

		Quarter Ended
		1/30/05
				Results
			Adjustments for	Excluding
	Quarter Ended	Results Under	Restructuring and Other	Restructuring and Other
	1/29/06	GAAP	Items	Items

Revenues – Apparel and Related
Products
Net sales	$404,803	$364,868		$364,868
Royalty and other revenues	9,348	6,775		6,775
Total	414,151	371,643		371,643

Revenues – Calvin Klein Licensing
Royalty and other revenues	45,938	42,167		42,167

Total Revenues
Net sales	404,803	364,868		364,868
Royalty and other revenues	55,286	48,942		48,942
Total	$460,089	$413,810		$413,810

Operating earnings – Apparel and
Related Products	$ 32,779	$ 22,572	$(674)	$ 21,898

Operating earnings – Calvin Klein
Licensing	23,067	19,068		19,068

Corporate expenses	13,359	10,079		10,079

Earnings before interest and taxes	$ 42,487	$ 31,561	$(674)	$ 30,887

In the second quarter of 2005, the Company re-evaluated the way it aggregated its operating divisions into its reportable segments under SFAS 131. As a result, the Company's Calvin Klein Collection stores are now included in the Apparel and Related Products segment.  Previously, such stores were included in the Calvin Klein Licensing segment.  The Company reclassified prior year segment data for this change.

PHILLIPS-VAN HEUSEN CORPORATION

Segment Data

(In thousands)

Year Ended
1/30/05
Results
Adjustments for	Excluding
Year Ended	Results Under	Restructuring and Other	Restructuring and Other
1/29/06	GAAP	Items	Items

Revenues – Apparel and Related
Products
Net sales	$1,697,254	$1,460,235	$1,460,235
Royalty and other revenues	31,884	20,682	20,682
Total	1,729,138	1,480,917	1,480,917

Revenues – Calvin Klein Licensing
Royalty and other revenues	179,710	160,511	160,511

Total Revenues
Net sales	1,697,254	1,460,235	1,460,235
Royalty and other revenues	211,594	181,193	181,193
Total	$1,908,848	$1,641,428	$1,641,428

Operating earnings – Apparel and
Related Products	$ 171,596	$ 97,346	$12,421	$ 109,767

Operating earnings – Calvin Klein
Licensing	77,198	65,653	65,653

Corporate expenses	41,948	33,120	33,120

Earnings before interest and taxes	$ 206,846	$ 129,879	$12,421	$ 142,300

In the second quarter of 2005, the Company re-evaluated the way it aggregated its operating divisions into its reportable segments under SFAS 131.  As a result, the Company's Calvin Klein Collection stores are now included in the Apparel and Related Products segment.  Previously, such stores were included in the Calvin Klein Licensing segment.  The Company reclassified prior year segment data for this change.

PHILLIPS-VAN HEUSEN CORPORATION

Reconciliation of 2006 EBITDA Estimate

The Company's 2006 full year EBITDA estimate is $254 - $260 million, excluding the one time gain and restructuring items.  Restructuring items consist of costs associated with the closing of the Company's manufacturing facility and the departure of Mark Weber, the Company's former Chief Executive Officer.  EBITDA is a "non-GAAP financial measure" which represents net income before net interest expense, income taxes, depreciation and amortization.  EBITDA is provided because the Company believes it is an important measure of liquidity.  The Company uses EBITDA in connection with certain covenants relating to the Company's outstanding debt.  EBITDA should not be construed as an alternative to net income as an indicator of the Company's operating performance, or as an alternative to cash flows from operating activities as a measure of the Company's liquidity, as determined in accordance with generally accepted accounting principles.  The Company may calculate EBITDA differently than other companies.  Set forth below is the Company's reconciliation of net income to EBITDA of $257 million, which is the midpoint of the range provided.  It is not possible to provide a reconciliation for the entire range without unreasonable effort due to the number of elements which comprise EBITDA, including net income, income taxes, net interest expense and depreciation and amortization, each of which is subject to a range of estimates.

			2006 Estimated
			Results
		Estimated	Excluding
		One Time	One Time
	2006 Estimated	Gain and	Gain and
(In $000's)	Results Under	Restructuring	Restructuring
	GAAP	Items	Items

Net income	$130,050	$ 6,300	$123,750

Plus:
Income tax expense	76,950	3,700	73,250
Interest expense, net	21,000		21,000
Depreciation and amortization	39,000		39,000
EBITDA	$267,000	$10,000	$257,000

PHILLIPS-VAN HEUSEN CORPORATION

Reconciliation of GAAP to non-GAAP 2006 Earnings per Share Estimates

2006 First Quarter

Estimated diluted net income per common share under GAAP	$0.70 - $0.71

One time pre-tax gain of $30.0 million ($18.9 million after-tax) associated with the sale of minority interests in certain entities	(0.33)

Pre-tax restructuring costs of $10.0 million ($6.3 million after-tax) associated with manufacturing facility closing	0.11

Pre-tax departure costs of $10.0 million ($6.3 million after-tax) associated with Mark Weber, the Company’s former CEO	0.11

Estimated diluted net income per common share excluding the above items (non-GAAP)	$0.59 - $0.60

2006 Full Year

Estimated diluted net income per common share under GAAP	$2.27 - $2.33

One time pre-tax gain of $30.0 million ($18.9 million after-tax) associated with the sale of minority interests in certain entities	(0.33)

Pre-tax restructuring costs of $10.0 million ($6.3 million after-tax) associated with manufacturing facility closing	0.11

Pre-tax departure costs of $10.0 million ($6.3 million after-tax) associated with Mark Weber, the Company’s former CEO	0.11

Estimated diluted net income per common share excluding the above items (non-GAAP)	$2.16 - $2.22